Exhibit 10.6

JOINT DEVELOPMENT AGREEMENT

THIS JOINT DEVELOPMENT AGREEMENT ("Agreement") is effective as of the 11th day of December, 2009, by and between BRIDGE AINA LE'A, LLC, a Hawaii limited liability company ("Agricultural Land Owner"), and AINA LE'A, LLC, a Nevada limited liability company ("Urban Land Owner"). Agricultural Land Owner and Urban Land Owner are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties."

BACKGROUND INFORMATION:

WHEREAS, The Villages at Aina Le'a is a master planned community ("Project") to be developed on lands totaling approximately 3,000 acres located in Waikoloa, Island, County and State of Hawaii ("Aina Le'a Property") as shown on File Plan No. 1919 filed on January 26, 1988 in the Bureau of Conveyances of the State of Hawaii ("Bureau"), as amended by Owner's Affidavit dated January 17, 2006 and recorded in the Bureau as Document No. 2006-012590 to which is attached Surveyor's Affidavit dated December 7, 2005 recorded in the Bureau as Document No. 2005-253830, to which Surveyor's Affidavit is attached Final Subdivision Approval No. SUB-04-000077, the Final Plat Map and the metes and bounds descriptions for said Lots as approved by the Planning Department of the County of Hawaii by Letters dated September 8, 2005 and November 23, 2005 (said File Plan as so amended is sometimes called the "Amended File Plan);" and

WHEREAS, Agricultural Land Owner owns certain parcels of land located within the Aina Le'a Property and legally described as Lots B-1 and F-1 on Exhibit A attached hereto ("Agricultural Land"); and

WHEREAS, Agricultural Land Owner, DW Aina Le'a Development, LLC, a Nevada limited liability company ("DW"), and Relco Corp, a Nevada corporation ("Relco") entered into that certain Amended and Restated Purchase and Sale Agreement effective February 9, 2009 (together with the First Modification and Partial Assignment referenced below and any further modifications, the "PSA") pursuant to which DW has acquired or is obligated to acquire from Agricultural Land Owner certain other parcels of land owned  by Agricultural Land Owner, located within the Aina Le'a Property, and legally described as Lots B-1 and D-1 on Exhibit B attached hereto ("Residential Property") and Lots C-1 and E-1 on Exhibit C attached hereto ("Retail Property"; the Residential Property and the Retail Property sometimes collectively referred to as "Urban Land"); and

WHEREAS, pursuant to the PSA Agricultural Land Owner also has leased or is obligated to lease to DW ("Ouli Wells Lease") those certain parcels of land commonly known as the Ouli Wells Sites, together with related easements, agreements and  other appurtenances, as legally described on Exhibit D attached hereto ("Ouli Wells Property"); and

WHEREAS:

          (a) Substantially all of the Agricultural Land is within the State Land Use Agricultural District as established by the State of Hawaii Land Use Commission ("LUC"); and

          (b) Substantially all of the Urban Land has been reclassified from "Agricultural District" to "Urban District" by the LUC by Decision and Order in Docket No. A87-617 dated January 17, 1989, as amended several times (as so amended, "LUC D&O," which is stated in an Amended and Restated Certificate and Consent made by Agricultural Land Owner dated January 20, 2006 and recorded in the Bureau on February 2, 2006 as Document No. 2006-021470 ("Amended & Restated Certificate & Consent") and is or will be referenced in an Amendment to Amended and Restated Certificate and Consent that has been or will be executed and recorded by DW in connection with its acquisition of the Urban Land pursuant to the PSA, whereby DW has assumed or will assume all of the obligations of Agricultural Land Owner under the LUC D&O; and

          (c) Pursuant to County of Hawaii by its Zoning Ordinance No. 96-153, as modified by the non-significant changes adopted on November 29, 2000 ("Zoning Ordinance") substantially all of the Retail Property has been zoned for commercial use, and substantially all of the Residential Property has been zoned for residential and golf course use; and

WHEREAS, Agricultural Land Owner and DW collectively propose to develop their respective properties with on-site improvements and off-site improvements which are the subject of this Agreement ("Subject Improvements"), as are set forth and shown in the preliminary Aina Le'a Master Plan for the Aina Le'a Property prepared by Architects Hawaii Ltd., dated March 2004, as revised by PBR Hawaii & Associates through August 13, 2007, as the same may hereafter be modified in certain particulars by DW or, if and to the extent required with respect to improvements on or affecting the Agricultural Land, by Agricultural  Land  Owner  and  DW jointly or with the approval of Agricultural Land Owner ("Aina Le'a Master Plan" or simply "Master Plan"), a map of the current Master Plan being attached hereto as Exhibit E ("Master Plan Map"); and

WHEREAS, the PSA appended as Exhibit 15 and in implementation of the PSA the form of a Joint Development Agreement setting forth certain rights and obligations of Agricultural Land Owner and DW relative to the joint development of their respective properties, which Joint Development Agreement, upon and subject to the provisions of the PSA, was and  is  to  be executed and a short form thereof was and is to  be recorded on and as a condition of any conveyance of the Urban land by Agricultural Land Owner to DW thereunder; and

WHEREAS, by that certain First Modification and Partial Assignment of  Amended  and Restated Purchase and Sale Agreement effective December 11, 2009, the Parties, DW and Relco agreed on certain PSA modifications as set forth therein including but not limited to the conveyance by Agricultural Land Owner to Urban Land Owner of that certain portion of the Residential Property identified as Lot D-1-B and more particularly described on Exhibit  G attached hereto (defined therein and herein as "Affordable Housing Parcel") and on the partial assignment by DW to Urban Land Owner of the rights and obligations of DW under the PSA to Urban Land Owner with respect to, and only to, the Affordable Housing Parcel, provided that DW shall remain fully responsible and liable to Agricultural Land Owner for the performance by Urban Land Owner of all obligations so assigned; and

WHEREAS, in effectuation of the PSA as, with respect and only with respect to the Affordable Housing Parcel, assigned to Urban Land Owner, the Parties are executing this Agreement and recording a short form thereof;

WHEREAS, for purposes of this Agreement, and except if and as the context clearly indicates otherwise and/or as is' otherwise indicated in the PSA, and further subject to DW' s continuing obligations, the terms "Residential Property" and "Urban Land" shall refer to the Affordable Housing Parcel; and

WHEREAS, Agricultural Land Owner and Urban Land Owner desire to enter into this Agreement to provide for and address subsequent modifications and implementation of the Master Plan and related matters, all toward the goal of the coordinated development of the Project as set forth and anticipated in the Master Plan, including without limitation the sharing of costs, and liability and responsibility for the following:

(a) The location, planning, development, construction, operation, administration, maintenance, repair, and use of the Subject Improvements that will benefit and service the Urban Land and the Agricultural Land, including, without limitation, potable and non-potable water supplies, sewage treatment, electrical service and other utilities, pedestrian and vehicular roadways and ingress/egress access generally; and

(b) Certain costs and obligations to third-parties affecting both the Urban Land and the Agricultural Land which are assumed by Urban Land Owner, including without limitation: (1) the Puako Community Association, (2) the Hawaii Island Environmental Council, (3) the Waikoloa Community Association, and (4) the Property Development Agreements referred to in the PSA ("Assumed Third Party Agreements");

(c) Preservation, maintenance and related matters regarding archeologically significant sites and endangered species located on the Aina Le'a Property; and

(d) Rights and access to, location of and other particulars regarding a school site, a park site, and affordable housing on the Agricultural Land in furtherance of the Master Plan; and

(e) Also in furtherance of the Master Plan, modifications if and as needed to (1) the LUC D&O and (2) the Zoning Ordinance, as well as the application for,  processing  and obtaining of such permits, licenses, and other approvals from Federal, State of  Hawaii  and County of Hawaii governmental agencies as are required by law; and

NOW THEREFORE,

In consideration of the mutual covenants contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree to the terms and conditions herein set forth.

      1.   OVERRIDING PRINCIPLES. The Parties agree that the following overriding principals ("Overriding Principles") shall govern and control the respective performances and observances of and compliances with the covenants, terms, conditions  and other provisions  of this Agreement on the part of each of the Parties to be performed, observed and complied with:

       1.1  Survival of PSA Provisions.   The Parties  acknowledge  and agree that the  PSA provides  that  certain provisions  thereof  shall survive the acquisition  of the Urban  Land  by the Urban Land Owner, including without limitation the following provisions which are made a part of this Agreement:

         1.1.1 Additional Urban Land. [ N/A]

                                             1.1.2 Acquisition of Urban Land " As Is." Urban Land Owner has acquired or will acquire the Urban Land on an "as is" basis as stated in the PSA.

       1.2  Mutual Cooperation and Assistance.  The Parties agree to cooperate and assist each other in the observance and performance of this Agreement.

       1.3    Standard of Conduct. The Parties further agree and declare that each of them shall act towards each other in "good faith" within the meaning that term as defined in  Chapter 490 Uniform Commercial Code, Section 490 1-201 General Definitions, Hawaii Revised  Statutes as amended ("HRS").

       1.4  Control,   Costs, Liability and Responsibility.    As  a  Development  Risk   as defined below in paragraph  1.5 accepted and assumed by it, Urban Land Owner shall have  sole control over, and sole liability and responsibility,  at its sole cost  and expense  and in its  sole absolute discretion (subject to applicable law), for all aspects of all activities  ("Development Activities") involving the planning, development, construction, operation,   administration, maintenance, repair, and use of the Urban Land, the Subject Improvements and all other matters provided for or addressed in this Agreement, including without limitation modifications to the Assumed Third Party Agreements and to the Master Plan, the LUC D&O and the Zoning Ordinance in so far as they affect only the Urban Land, except if and to the extent that this Agreement expressly and explicitly provides for or requires joint action by the Parties, or the approval of, or the assumption of costs or liability and responsibility by Agricultural Land Owner.

       1.5  Acceptance and Assumption of Development Risks by Urban Land  Owner. The Parties agree and declare that each of those risks expressly and explicitly designated herein as a "Development Risk" is a risk that Urban Land Owner accepts and assumes for itself and for which Urban Land Owner shall have no rights, remedies or other recourse over or against Agricultural Land Owner. It is also agreed and declared that this Agreement is not intended to and shall not be deemed to list or describe all development risks,  and further that Urban  Land Owner, as the developer  of the Urban Land, is presumed  to  accept all development risks with respect thereto, whether or not the  same  are designated  as  such  in this  Agreement,  unless  a contrary intent is clearly, expressly and explicitly stated herein, and accordingly that the failure to list or describe any such risk herein is not intended to and shall be not deemed to shift any development risk onto Agricultural Land Owner.

1.6  Joint Action. Wherever in this Agreement it is provided that the Parties shall work out an agreement between themselves as to any particular  matter, then the Parties  agree that: (a) each of them shall use every commercial reasonable effort to reach such agreement; but that (b) if they have failed to reach such agreement within thirty (30) calendar days after either Party gives notice, pursuant to paragraph 12.3 (Notices) to the other of its intent to resolve the matter, such failure shall be deemed to be a Dispute as defined, and shall be resolved as provided for below in paragraph  1.11.

1.7 Consent or Approval of Agricultural Land Owner. The terms "approval" or "consent" and similar terms, when used herein in connection with any requirement for the consent of Agricultural Land Owner, whether pursuant to Urban Land Owner's initial or any subsequent requests for such approval, shall, unless otherwise explicitly and expressly stated otherwise in the Agreement, mean that the approval or consent of Agriculutural Land Owner:

(a) shall not be unreasonably withheld or delayed or conditioned upon the payment of any consideration whatsoever except for reimbursement  of actual expenses incurred by Agricultural Land Owner in the evaluation of any request for approval or  consent and in compliance with any condition thereof ;

(b) shall be conclusively deemed to have been given if Agricultural  Land Owner does not give notice, as required by paragraph 11.3 (Notices) herein, that it does not approve or consent ("Notice of Disapproval") within the required time period specified herein in each particular case or context, or if no such required time period is specified herein in any particular case or context, within thirty (30) calendar days ("Default Approval Period") after Urban Land Owner shall give Agricultural Land Owner notice, as required by said paragraph 11.3, of its request for such approval or consent ("Request for Approval");

                      (c) shall be conclusively deemed to have been given if Agricultural Land Owner's Notice of Disapproval: (1) does not specify in reasonable detail each basis for its disapproval ("Grounds for Disapproval"), or (2) is not within the scope of Agricultural Land Owner's right to review and disapprove (i.e., is outside the "Scope of  Review"); and

(d) With respect to any second or subsequent Request for Approval regarding substantially the same subject matter, shall have the same meaning as set forth in subparagraphs 1.7(a), (b) and (c) above, except that: (1) the Default Approval Period shall be twenty (20) calendar days (not thirty (30) days); and (2) to the extent applicable the only permissible Grounds for Disapproval shall be those Grounds for Disapproval previously stated by Agricultural Land Owner in its immediately prior Notice of Disapproval (i.e. the Scope of Review shall be limited to those Grounds previously stated); and

(e) Such approval or consent  or  waiver  of  approval  or  consent  given  in writing by Agricultural  Land  Owner or conclusively  deemed to be given by Agricultural  Land Owner as provided in this paragraph 1.5 shall constitute the final approval or consent of Agricultural Land Owner ("Final Approval").

    Except as otherwise expressly and explicitly provided herein, no approval or consent by Agricultural Land Owner shall be deemed to be a representation or warranty by Agricultural Land Owner of the adequacy, quality, safety or legality of the requested or proposed matter, and Agricultural Land Owner shall have no liability with respect to having given or waived or being deemed to have given or waived any approval or waiver of same. Any Dispute regarding or in any way related to any Agricultural Land Owner approval or consent or Agricultural Land Owner's approval and consent rights shall be resolved as provided in paragraph 1.11 (Dispute Resolution) below.

        1.8 Further Assurances. The Parties agree at the request of either Party to execute such other and further instruments, documents and other writings and to take such other and further actions as may be reasonably required or desirable to ratify and confirm the actions taken and agreements made and otherwise to carry out the provisions hereof and to consummate the transactions contemplated by this Agreement.

        1.9 Compliance with LUC D&O,  Zoning   Ordinance,   CFD  Ordinance  and Applicable Laws.  The Parties covenant and agree that each of them shall comply with the LUC D&O, the Zoning Ordinance, and any ordinance enacted by the County of Hawaii to effectuate the Community Facilities District Financing Plan defined in the PSA and herein as the "CFD", as further as each of the same may be amended from time to time pursuant to this Agreement and in accordance with applicable law, and further comply with all laws applicable to the subject matter of this Agreement; provided, however, that Agricultural Land Owner's  compliance shall not be required by any action or consent of Urban Land Owner or by  operation of any such law as it relates exclusively to the Urban Land without Agricultural Land Owner's prior written consent.

1.10	Indemnifications.

          1.10.1 By Urban Land Owner.  Except  with  respect  to  Agricultural  Land Owner's  express  assumption  of costs  or liability and responsibility  under  Section  1.4 hereof, Urban Land Owner agrees to indemnify, defend and hold Agricultural Land Owner, and each of Agricultural Land Owner's managers, members, officers, agents, representatives, assignees, successors-in-interest, attorneys, and accountants harmless from and against any  damages, losses, costs, expenses (including all reasonable attorneys' fees and  costs), liabilities, claims, causes of action, suits or other matters arising from or related to any breach by it of any the covenants, conditions, terms and  other provisions on its part to be observed, performed and complied with pursuant to this Agreement, including without limitation in connection with planning, engineering, permitting, construction, operation and maintenance of: (a) the Sewer System; (b) the Water System; (c) the NPW System; (d) the Utilities; (e) the Access Road; (f) archeological sites or endangered species discovered or located on the Urban Land; and/or (g) any and all roads, easements, utility lines, and other infrastructure or improvements developed, constructed or placed on the Agricultural Land and/or the Ouli Property; and (h) with respect to the Assumed Third-P1Uiy Agreement; in connection therewith.

1.10.2 By Agricultural   Land   Owner.    Agricultural  Land  Owner  agrees   to indemnify, defend  and hold Urban Land Owner, and each of Urban Land  Owner's  managers, members,  officers,  agents,  representatives,  assignees,   successors-in-interest,   attorneys, and accountants harmless from and against any damages, losses, costs, expenses   (including all reasonable  attorneys' fees and costs), liabilities, claims, causes of action, suits or  other matters arising  from  or related  to  any breach  by  Agricultural  Land  Owner  of  any  of  the covenants, conditions, terms and other provisions on its part to be observed, performed  and  complied with pursuant to this Agreement.

1.11 Dispute Resolution.  If any dispute, controversy or claim regarding, arising out of or otherwise in any way relating to this Agreement or any matter covered hereby (a "Dispute") cannot be settled through negotiation as set forth above, then either Party shall be entitled to seek resolution of such Dispute in accordance with the provisions of the PSA, paragraphs 27 (Choice of Law), 28 (Waiver of Jury Trial) and 24 (Attorneys Fees).

1.12 Covenants Running With The Land and Equitable Liens and  Servitudes. The Parties agree and declare that the provisions of this Agreement, in addition to having the effect stated below in paragraph 11.12 (Binding Effect), shall also to the fullest extent provided by law be, constitute and be enforced as covenants running with the land and equitable liens and servitudes.

1.13 Allocation of CFD Proceeds to Agreement Obligations. Urban Land  Owner acknowledges and agrees that any and all CFD proceeds shall be allocated first to the fulfillment of  Urban  Land  Owner's  specific  obligations  under  this  Agreement  in  accordance herewith including but not limited to the provisions of paragraph 9 below, and  thereafter, if at all, to the construction of other infrastructure on the Urban Land which benefits  both the Urban Land and the Agricultural Land as described in the Master Plan.

2.	SEWAGE SYSTEM.

2.1 General. The conceptual sewer plan included in the Aina Le'a Master Plan contemplates development of a private wastewater treatment facility (“Treatment Facility”), as well as gravity and other sewer lines, force mains and lift stations, if required, and such other related improvements and facilities as may be necessary or desirable (collectively, "Sewer System"), which  Sewer System is intended to service and which shall service the entire Project including all units under the maximum allowable density of the Aina Le'a Property. In accordance with the Overriding Principles, the Parties agree to cooperate and assist each other regarding the modification and implementation of said conceptual plan for the Sewer System, including as to: (a) the location, planning, development, construction, operation, administration, maintenance and repair of the Sewer System, (b) the application for, processing and obtaining all required governmental approvals, (c) the use and disposal of effluent from the Sewer System; and (d) the sharing of costs therefor, all in accordance with the provisions of this paragraph 2.

       2.2 Sewer Utility Company. Urban Land Owner may, but shall not be required to, form a separate utility entity ("Sewer Utility Company") to own, operate, and maintain the Sewer System and appurtenant improvements consistent with the cost allocations set forth in this paragraph 2.

       2.3     Location of Treatment Facility. The Parties agree that subject to governmental approvals if and as necessary, the Treatment Facility shall be located on the Agricultural Land as shown on the Master Plan Map, or at such other favorable location on the Agricultural Land as Agricultural Land Owner shall approve at the request of Urban Land Owner; provided, however, that such location shall in any event be in a buffer zone as designated by Agricultural Land Owner. If any required governmental approval cannot be obtained to locate the Treatment Plant on the Agricultural Land, the Treatment Facility shall be located on the Urban Land. Obtaining governmental approvals for the location of the Treatment Facility on the Agricultural Land is a Development Risk that Urban Land Owner assumes and accepts.

       2.4      Land Conveyance. If the Treatment Facility is located on the Agricultural Land, Agricultural Land Owner shall convey to Urban Land Owner (or the Sewer Company) by limited warranty deed a reasonable amount of land in the Agricultural Land Owner-designated buffer zone as may be required for the construction, operation and maintenance of the Treatment Facility, together with such associated easements, licenses or rights-of-way as may be reasonably necessary for sewer and utility lines and maintenance and access requirements, all at a consideration equal to the customary costs and expenses of documenting and recording such conveyance.

        2.5      Sewer System Design, Construction, Operation and Costs.    Except asotherwise expressly and explicitly provided in this paragraph 2, Urban Land Owner (or the Sewer Utility Compa ny) shall be liable and responsible for the planning, engineering, permitting and construction of a Sewer System for the Project capable of servicing all development envisioned thereon under the Aina Lea Master Plan including all units under the maximum allowable density of the Aina Le'a Property, including without limitation for all costs and expenses related thereto, and shall indemnify and hold Agricultural Land Owner harmless from any damage, losses, costs, expenses, liabilities, claims, causes of action, suits or other matters arising from or related to the planning, engineering, permitting, construction, operation and maintenance thereof.

      2.6       Provisioning and Expanding the Sewer System to Service Agricultural Land. Urban Land Owner directly or through the Sewer Utility Company agrees to design and engineer the Treatment Facility and the Sewer System to be expandable to accommodate the -anticipated uses o-f the Agricultural Land as determined by Agricultural Land Owner ("Sewer Expansion"), and further agrees to cause its designers and engineers to cooperate with Agricultural Land Owner's designers and engineers so that the Sewer System may be so expanded, all at Urban Land Owner's sole expense; provided, however, that that Urban Land Owner shall have no obligation to construct the Sewer Expansion and the Agricultural  Land Owner shall be liable and responsible for (a) all incremental costs and expenses of providing "oversized" lines, etc. to accommodate any subsequent Sewer Expansion; and (b) for and to for the provisioning and construction of the Sewer Expansion  to  accommodate  the  Agricultural Land; provided further, however, that Urban Land Owner shall have no obligation hereunder if Agricultural Land Owner does not advise Urban Land Owner of its Sewer Expansion specifications within one hundred eighty (180) days of written notice by Urban Land Owner to Agricultural  Land  Owner  of its intention  to proceed  with  such  design  and  engineering.  Such construction, if undertaken by Agricultural Land Owner, shall be done (i) at the cost and expense of Agricultural Land Owner (ii) in a good and workmanlike manner, (iii) pursuant to plans and specifications submitted to and approved by the Urban Land Owner or Sewer Utility Company, which approval shall not be unreasonably withheld, delayed or conditioned; (iv) in a manner not to damage or harm in any way the existing Treatment Facility or Sewer System or interrupt or decrease the capacity of the existing Treatment Facility or the Sewer System. Agricultural Land Owner shall indemnify and hold Urban Land Owner and the Sewer Utility Company harmless from any damage, losses, cost, expenses, liabilities, claims, causes of action, suits or other matters arising from or in any way related to such provisioning and construction.

       2.7      Operation and Maintenance Costs.  The Parties agree that the Sewage  System will be owned and  operated by Urban Land Owner or the Sewer Utility  Company,  under  and pursuant  to  applicable  licenses,  ground  leases,  easements,  or  such   other   instruments or agreements, as the Parties shall mutually agree upon consistent with this Agreement. The costs of the Sewer Utility Company  operating  and maintaining  the Sewer  System shall be  allocated among Urban Land Owner and Agricultural Land  Owner based upon  the actual usage  by  each particular property.

      2.8      Effluent Irrigation Water. It is anticipated that the Sewer System will produce effluent for reuse as landscape and golf course irrigation water ("Effluent Irrigation Water"). Effluent Irrigation Water shall be allocated and distributed solely to Urban Land Owner unless and until the Sewer Expansion occurs, whereupon the Effluent Irrigation Water shall be allocated and distributed between Urban Land Owner and Agricultural Land Owner in the same ratio and percentages as the operation and maintenance costs are allocated among the Parties pursuant to paragraph 2.6 above.

3.	POTABLE WATER SUPPLY SYSTEM.

       3.1  Water System to Serve the Aina Le'a Property. Consistent with the Aina Le'a Master Plan, the current plan for delivering potable water to the Aina Le' a Property involves the development inclusive of drilling of the Ouli Wells and the construction of water mains and lines to bring water from the Ouli Wells through easements on neighboring properties to a County of Hawaii Department of Water Supply ("DWS") reservoir tank, and then from a separate DWS reservoir tank through existing easements with Waikoloa to the Aina Le' a Property (collectively, "Water System"). The Water System shall be developed and ultimately be dedicated to the County of Hawaii pursuant to that certain water agreement entered into with DWS referred to in Exhibit D ("DWS Agreement"). As and when provided in the PSA and upon demand of DW, Agricultural Land Owner shall cause the Water System, including the portions of the Agricultural Property where the Ouli Well Sites are located, to be transferred, dedicated and deeded to DWS, free and clear of all monetary liens and encumbrances, without any consideration.

    The Parties understand and acknowledge that certain rights, responsibilities, obligations and conditions relating to the Water System are subject to, among other things, the Restated Water Agreement dated April 1, 2003 between Agricultural Land Owner and Hale Wailani Partners LP ("RW Agreement") also referred to in Exhibit D.

The Parties further acknowledge that other methods of providing potable  water  to the Aina Le' a Property have been contemplated and may be possible, and they agree to cooperate to determine the most economical, feasible and  aesthetically  appropriate  Water  System  to  serve both the Urban Land and the Agricultural Land. Notwithstanding  the  above,  and  subject  to Urban Land Owner's express obligations under paragraph 3.5 below, the Parties agree that in the event an agreement cannot be reached, the Urban Land Owner shall have the right to make the final determination of the source of water to supply the Urban Land and the design and construction of a water system for the Urban Land, except that in the event such determination is made in a way that causes increased expenses to Agricultural Land Owner and/or negatively impacts the Agricultural Land, Urban Land Owner shall pay Agricultural Land Owner the reasonably estimated costs of such expenses and/or impacts. The ultimate right of Urban Land Owner to make the final determination of the source of water to supply the Urban Land and the design and construction of the Water System therefor shall be subject only to Agricultural Land Owner's right of approval in its sole, reasonable discretion as to the location on the Agricultural Land and/or the Ouli Property of the Water System, including all roads, easements, utility lines, and any other infrastructure or improvements placed thereon, and as to the expandability of such Water System.

       3.2           Urban Land Water Requirement. Upon and subject to the terms and conditions of the PSA, Agricultural Land Owner agrees to cooperate with Urban Land Owner and DW in developing the Ouli Wells to provide potable water in such quantity as needed to satisfy the requirements of the Urban Land as fully developed consistent with the Aina Le'a Master Plan. The Parties acknowledge that the exact amount needed to satisfy the requirements of the developed Urban Land cannot be fully ascertained and that the Parties will reach agreement as to a maximum required amount ("Urban Land Water Requirement"), which amount is to be included in the Ouli Wells Lease discussed below, and shall include, but not be limited to a limitation for residential use of 600gpd per single family residences and 400gpd for attached multi-family residences, and separate limitations for retail and restaurant uses based upon square footage of the developed commercial structures. The Parties further acknowledge and agree that all potable water in excess of the Urban Land Water Requirement shall belong to Agricultural Land Owner and that Agricultural Land Owner may use such additional water to service the needs of the Agricultural Land or in any manner it desires, provided such use does not unreasonably interfere with Urban Land Owner's use of water and that any additional expenses caused by Agricultural Land Owner's use of such excess water shall be borne by Agricultural Land Owner.

       3.3           Water System Land Lease. Upon and subject to the terms and conditions of the PSA, Agricultural Land Owner has leased or will lease to DW the Ouli Wells together with nonexclusive rights to use all such easements, licenses and rights of way as Agricultural Land Owner may have pursuant to the RW Agreement and other agreements with, among others Waikoloa and other neighboring property owners to allow for the development of the Water System, all upon and subject to the terms and conditions of the "Ouli Wells Lease" as defined in the PSA and similarly defined herein; provided, however, that such terms and conditions as shall survive the termination of the Ouli Wells Lease, including but not limited to the provisions of paragraph 7 thereof (Water System Allocation Priority), shall be incorporated herein and be binding on the Parties and shall survive any termination of this Agreement.

       3.4           Water System Design, Construction, Operation and Costs.    Except   as otherwise expressly and explicitly provided in this paragraph 3, Urban Land Owner shall  be liable and responsible for the planning, engineering, permitting and construction of the  Water System for the Aina Le'a Property, including without limitation for all costs and expenses related thereto, and shall indemnify and hold Agricultural Land Owner harmless from any  damage, losses, costs, expenses, liabilities, claims, causes of action, suits or other matters arising from or related to the planning, engineering, permitting, construction, operation and maintenance thereof.

       3.5           Provisioning and Expanding the Water System To Service Agricultural Land. Urban Land Owner agrees to design, engineer, drill, construct and otherwise develop the Water System in all respects so as to extract from the Ouli Wells and deliver to the Urban Land and, for any water over and above the Urban Land Water  Requirement, the Agricultural Land, the maximum day allocable supply for Urban Land  Owner under and pursuant to that certain September  26,  2006  Water  Development   Agreement between Urban Land Owner and the Department of Water Supply, County of  Hawaii, a copy of which agreement is attached to and incorporated in the PSA; provided,  however, that Urban Land Owner's construction obligation hereunder shall be to construct the  Water System to the boundaries of the Agricultural Land; provided further, however, that, to  the extent the Water System is constructed by Urban Land Owner over the Agricultural Land  pursuant to easements granted by Agricultural Land Owner, Urban Land Owner shall design  and construct such portions of the Water System in order to allow hookups thereto by  Agricultural Land  Owner for distribution of excess potable water therefrom over and above the Urban Land Water Requirement throughout the Agricultural Land.

4.           NON-POTABLE WATER SUPPLY SYSTEM.

     4.1           General. The Parties understand and acknowledge that a primary source of non- potable water for irrigation  and other needs of the Urban Land shall be the production of the Effluent Irrigation Water from the Sewer System, all at the expense of the Urban Land Owner. Notwithstanding the preceding sentence, the Parties understand and acknowledge that a majority of the Urban Land will need to be developed and occupied before sufficient usage of the Sewer System will occur to provide Efficient Irrigation Water sufficient to meet the needs of the Urban Land. Therefore, until such time occurs, which in no event shall exceed ten (10) years, nonpotable water for irrigation and other uses on the Urban Land and for the Aina Le' a Property ("Non-Potable Water") may be obtained through: (a) the development pursuant to this Agreement of certain brackish water wells at the Puako Wells sites designated on  the Agricultural Land as of the date of this Agreement ("Puako Wells"), the first of which Puako Wells ("Puako Well l") has been drilled by Agricultural Land Owner; and/or  (b) agreements with Waikoloa Village. The Parties shall cooperate to jointly determine the most efficient and appropriate source of the Non-Potable Water to supply the Aina Le'a Property; provided, however, that Urban Land Owner shall have the right to determine the source of the Non-Potable Water to temporarily supply the Urban Land and the design and construction of  such improvements and infrastructure ("NPW System") as may be necessary to bring  the  NonPotable Water to the Urban Land, except that Urban Land Owner shall not be entitled to (1) utilize the Puako Wells in such a manner as diminishes the quantity or quality of water extracted therefrom, or (2) utilize the Agricultural Land (other than the easements on the Agricultural Land necessary for the improvements and infrastructure needed to deliver the Non-Potable Water to the Urban Land) or harm the Agricultural Land in any way. Subject thereto, the ultimate right of Urban Land Owner to make the final determination of the source of Non-Potable Water for use on the Urban Land and the design and construction of the improvements and infrastructure to deliver the same to the Urban Land shall be subject only to Agricultural Land Owner's right of approval in its sole, reasonable discretion as to the capacity of the water lines and other infrastructure for the Non-Potable Water and location of all roads, easements, utility lines, water lines, and any other infrastructure or improvements placed for the NPW System on the Agricultural Land. Agricultural Land Owner shall retain the right to use all of the Non-Potable Water not used by Urban Land Owner for the Urban Land; provided, however, that (i) Agricultural Land Owner's right to use all such surplus water from Puako Well 1 shall be at no cost to Agricultural Land Owner, and (ii) Agricultural Land Owner's right to use all such surplus water from all Puako Wells other than Puako Well 1 shall be subject to a charge therefore not exceeding the then-prevailing market rates for non-potable water in South Kohala.

    4.2    NPW Land Lease.  Subject to the above right of approval as to capacity  and location of the water lines and other infrastructure for the Non-Potable Water, Agricultural  Land Owner agrees to either: (a) lease or license to Urban Land Owner, at minimal cost to the Urban Land Owner equal to its annual real property tax assessment, a reasonable amount of land as may be required for the construction, operation and maintenance of up to three (3) Puako  Wells (inclusive of Puako Well 1), or such other sites as may be designated by Agricultural  Land Owner in the future, together with such licenses or easements on and across the  Agricultural Land as shall be necessary to bring the Non-Potable Water from the well(s) to the Urban Land; or (b) provide suitable licenses or easement(s) on and across the Agricultural   Land for the construction and development of the NPW System to bring the Non-Potable   Water from Waikoloa Village to the Urban Land, including roads, easements, utility lines,  water lines, and such other improvements and facilities as may be necessary or desired for the  construction and operation of the system to deliver Non-Potable Water to the Urban Land.

    Upon the development of the Sewer System and the Urban Land such that sufficient Effluent Irrigation Water is produced to meet the reasonable needs of the Urban Land  or upon the expiration of ten (10) years from the date of this Agreement, whichever first occurs, Urban Land Owner shall promptly cancel and or convey over to Agricultural Land Owner, all such leases, licenses, and/or easements and shall give full and clear title to any and all improvements placed on the Agricultural Land, including but not limited to any water wells, water pipes, electrical lines, reservoir tanks, and or all appurtenances and fixtures thereto or to the land, all at no cost or expense to Agricultural Land Owner. Notwithstanding the requirements of the preceding sentence, in the event the Effluent Irrigation Water is insufficient to provide for the non-potable water needs of the Urban Land after ten (10) years have passed from the date of this Agreement, Agricultural Land Owner agrees to provide, for however long requested by the Urban Land Owners, non-potable water to the Urban Land sufficient to meet the Urban Land's reasonable needs at a cost to be set by Agricultural Land Owner in its reasonable discretion, which cost shall in no event exceed the then-prevailing market rates for non-potable water in South Kohala.

       4.3  NPW Utility Company. The  Parties  agree  that the  wells,  improvements  and infrastructure necessary to  bring  the  Non-Potable  Water  from  either  the  Puako  Wells   or Waikoloa Village to the Urban Land may be owned and operated by either Urban Land Owner or a separate utility  entity to be managed  and  operated by  Urban  Land  Owner  ("NPW Utility Company"). The costs of   operating   and   maintaining   such   wells, improvements and infrastructure shall be borne by Urban Land Owner.

       4.4  NPW System Design, Construction, Operation and Costs. Except as otherwise expressly and explicitly provided in this paragraph 4, Urban Land Owner (or the NPW Utility Company) shall be liable and responsible for the planning, engineering, permitting and construction of the Water System for the Aina Le'a Property, including without limitation for all costs and expenses related thereto, and shall indemnify and hold Agricultural Land Owner harmless from any damage, losses, costs, expenses, liabilities, claims, causes of action, suits or other matters arising from or related to the planning, engineering, permitting, construction, operation and maintenance thereof.

       4.5   Provisioning and Expanding the NPW System To Service Agricultural Land. Urban Land  Owner  agrees  to  design  and  engineer  the  NPW  System  to  be   expandable to accommodate the anticipated uses of the Agricultural Land as determined by Agricultural Land Owner ("NPW Expansion"),  and  further  agrees  to  cause  its  designers   and engineers to cooperate with Agricultural Land Owner's designers and engineers so that the NPW System may be so expanded, all at Urban Land Owner's sole expense; provided,  however, that Urban Land Owner shall have no obligation to construct the NPW System and Agricultural Land Owner shall be liable and responsible for (a) all incremental costs and  expenses of providing "oversized" lines,  etc.  to  accommodate  any  subsequent  NPW   Expansion;   and  (b)  for  and  to  for  the provisioning  and construction  of the NPW  Expansion to accommodate the Agricultural  Land; provided  further, however,  that  Urban   Land  Owner  shall  have  no  obligation  hereunder  ifAgricultural  Land  Owner  does  not   advise   Urban   Land   Owner   of  its   NPW   Expansion specifications within one hundred  eighty (180) days of written notice by Urban Land Owner to Agricultural Land Owner of its  intention to proceed with such design and engineering. Such construction, if undertaken by Agricultural Land Owner, shall be done (i) at the cost and expense of Agricultural Land Owner, (ii) in a good and workmanlike manner, (iii) pursuant to plans and specifications submitted to and approved by the Urban Land Owner, which approval shall not be unreasonably withheld, delayed or conditioned; (iv) in a manner not to damage or harm in any way the then NPW System or interrupt or decrease the capacity thereof.  Agricultural  Land Owner shall indemnify and hold Urban Land Owner harmless from any damage, losses, cost, expenses, liabilities, claims, causes of action, suits or other matters arising from or in any way related to such provisioning and construction.
5.           PRESERVATION OF ARCHAEOLOGICAL SITES AND ENDANGERED SPECIES. The Parties each agree to use all commercially reasonable efforts,  and to the extent necessary to cooperate with and assist each other, to maintain, preserve and protect any identified archaeological sites or endangered species located on their respective  properties in compliance with all applicable laws and in conformity with any plans approved  by, or agreements entered into with, any governmental body having jurisdiction over such matters; provided,  however, that each Party shall be liable and responsible for such compliance  at its own cost and expense with respect to that Party's property. No Party shall have any obligation or liability with respect to any identified archaeological sites or endangered species located on property not owned by that Party. Notwithstanding the above, in the event any Party ("Non-complying Party") fails or refuses to maintain, preserve and/or protect any identified archaeological sites or endangered species located on its property in compliance with applicable law and in conformity with any plans approved by, or agreements entered into with, any governmental body having jurisdiction over such matters, the other Party shall, upon the passage of thirty (30) calendar days after giving notice, pursuant to paragraph 12.3 (Notices) below, of such nonconformity or noncompliance to the Non-complying Party, have the right but not the obligation to enter the property of the Noncomplying Party and take such action as may be necessary to comply or conform with said plans or agreements, the cost of which shall be promptly paid by the  Non-complying party.

6.   UTILITIES. Urban Land Owner shall be responsible for the costs of bringing electricity, telephone, cable, gas, and all other utilities (other than water and sewer, which are addressed above, "Utilities"), required to  service the Aina Le'a Property to the Urban Land. Upon and subject to the PSA and as a portion of the Ouli Wells Property, Agricultural Land Owner may grant and convey to DW the right to use the utility easement(s) with Waikoloa Village in favor of Agricultural Land Owner for the purpose of providing such utilities. In the event of such conveyance, Agricultural Land Owner shall also grant to Urban Land Owner such licenses and/or easements across the Agricultural Land as necessary or desired by Urban Land Owner to bring such utilities to the Urban Land, which shall be subject only to Agricultural Land Owner's right of approval in its sole, reasonable discretion as to the location of all utility lines, roads, easements, and any other infrastructure or improvements placed on the Agricultural Land. Agricultural Land Owner shall have the right to tap into or access such Utilities from any lines on or traversing the Agricultural Land.

Agricultural Land Owner shall have the right to connect to  said Utilities  (a)  where they  traverse over the Agricultural Land and (b) at such points on the Urban Land as Urban Land Owner shall designate in its sole reasonable discretion; provided, however, Agricultural Land  Owner  shall be liable and responsibility for all aspects of  such  connections,  including  without  limitation  for  all costs and expenses therefor,  and that provisioning  for such  connections  shall not impair or delay the provisioning of such Utilities to the Urban Land or increase the costs thereof to the Urban Land  Owner unless Agricultural Land Owner agrees also to pay such costs.

Agricultural Land Owner shall have the right to require that the provisioning for such Utilities to the Urban Land by the Urban Land Owner include capacity in addition to that necessary to service the Urban Land ("Additional Capacity"), provided, however, that Agricultural Land  Owner shall be liable and responsible for all aspects of such Additional Capacity for that such connections shall not impair the provision of such Utilities to the Urban Land, and that provisioning for such Additional Capacity shall not impair or delay the provisioning of such Utilities to the Urban Land or increase the costs thereof to the Urban Land Owner unless Agricultural Land Owner agrees also to pay such costs.

7.         OTHER FACILITIES ON AGRICULTURAL LAND.  The Parties agree that  certain other facilities ("Other Facilities"), namely a school and a park as required by the LUC D&O, shall,  subject  to  the  approval  by  all  applicable  governmental   agencies,  be  located   on the Agricultural Land at such locations as shown on the Master Plan Map, or at such other favorable locations on the Agricultural Land as Agricultural Land Owner shall approve at the request of Urban Land Owner.  Obtaining governmental approvals for the location of the Other Facilities on the Agricultural Land is a Development Risk that Urban Land Owner assumes and accepts. If such governmental approvals are not obtained, such Other Facilities shall be located on the Urban Land.

Upon and subject to the terms and conditions of the PSA, Agricultural Land Owner: agrees, at the request of Urban Land Owner, to provide and to convey portions of the Agricultural Land in fee simple to or at the direction of Urban Land Owner for such Other Facilities, as follows: up to thirty-two (32) acres for a school site and up to sixteen (16) acres for a park, all at no cost to Urban Land Owner. Each such conveyance shall include easements and other rights for access roads, utility lines, and other infrastructure, improvements and other appurtenances to be located ort the Agricultural Land as shall be reasonably required. The right of Urban Land Owner to obtain portions of the Agricultural Land and place such facilities and their appurtenances on the Agricultural Land shall be subject to Agricultural Land Owner's right of approval in its sole and reasonable discretion as to the location, design and plans of such Other Facilities.

In the event no such Other Facilities  required by the LUC D&O are permitted by applicable governmental authorities to be placed on the Agricultural Land, or in the event the conveyance of portions of the Agricultural Land are not requested by Urban Land Owner for development of such Other Facilities, in either case within five (5) years of the date of this Agreement, any and all rights of Urban Land Owner to obtain use such portions of the Agricultural Land as set forth in this paragraph shall terminate.

Any and all costs and expenses related in any way to the Other Facilities shall be borne solely and exclusively by Urban Land Owner.

8.   SUBDIVISION, EASEMENT, ENTITLEMENT AND OTHER COSTS. Except as is explicitly and expressly provided above to the contrary, the Parties agree that Urban Land Owner shall pay, and/or shall cause the Sewer Utility Company, the Water Utility  Company, and/or the NPW Utility Company to pay, any and all costs and expenses incurred in connection with or resulting from the leasing of any portion of the Agricultural Land and/or the creation of any easements and/or, as a Development Risk accepted and assumed  by the Urban Land Owner, obtaining the subdivision of the Agricultural Land  to create a separate lot or lots and/or  obtaining all other entitlements from governmental agencies, including without limitation any required modifications to the LUC D&O and the Zoning Ordinance, for the Sewer System,  Potable and Non-Potable  Water Systems, the Utilities  and  Other Facilities.

9.           DEVELOPMENT OF THE INFRASTRUCTURE IMPROVEMENTS. The  Parties acknowledge that the development of their respective properties depends  upon  the  timely completion of the development of the Sewer System,  Water  System,  NPW  System,   other Utilities, and Access Road as well as upon completion of other requirements placed upon  their respective properties by entitlements, approvals,  permits,  and  the  applicable  statutes,  laws, regulations, ordinances and rules of the federal government, the State of Hawaii and the County of Hawaii. The Parties hereby agree to expeditiously and without delay pursue the development of their respective properties and to cooperate in a timely fashion with each other in observing, perform and complying with this Agreement and completing the joint development work covered by this Agreement and any work or action required by any entitlement, approve, or permit that may affect any property other than that owned solely by the Party needing to act.

    Notwithstanding the above, Urban Land Owner covenants and agrees that the infrastructure for the Urban Land for the Sewer System, the Water System and the other Utilities will be substantially completed within five (5) years of the date of this Agreement.

    Urban Land Owner further covenants and agrees that in the event that such infrastructure or any portion of it is not substantially completed by the end of the fifth (5th) year (unless such deadlines are interrupted or delayed as the result of a Force Majeure, as herein defined, in which case such development may be delayed for only such reasonable period necessary to respond to the occurrence), Agricultural Land Owner shall have the right, but not the obligation, to complete the development of the infrastructure improvements, the cost  of  which  development shall be promptly paid by Urban Land Owner. Urban Land Owner further expressly agrees that Agricultural Land Owner's right of reimbursement from .Urban Land Owner hereunder shall operate as a lien on the Urban Land and any and all of Urban Land Owner's related rights and interests, which right and lien shall be superior to the right of repayment and lien of any other obligee or creditor of Urban Land Owner including any mortgagee or lienholder; provided, however, that Agricultural Land Ow:rier agrees to subordinate any such rights and liens to the lien of any institutional lender on the Urban Land securing repayment of the balance from time to time of a loan utilized for its entirety for payment of the purchase price for the Urban Land on commercially reasonable and standard terms of such subordinations.

    For purposes of this paragraph 9, a "Force Majeure" shall mean any Act of God, including floods, fires, volcanic eruptions, tsunamis, earthquakes, pestilence, riots, war, acts of terrorism, or any other cause or occurrence beyond the control and reasonable expectation or knowledge of a Party.

10.        INSURANCE. Urban Land Owner shall provide and maintain, and/or shall cause the Sewer Utility Company, the Water Utility Company and/or the NPW Utility Company to each provide and maintain policies of real property and general liability insurance covering the development, construction, operation and maintenance of the Sewer System, the Water System, the Non-Potable Water System, the Utilities, the Access Road, and any and all roads, easements, utility lines, and other infrastructure or improvements developed, constructed or placed on the Agricultural Land and/or the Ouli Property in connection therewith in such commercially reasonable amounts and with such limits and deductibles as shall be agreed upon by the Parties, with Agricultural Land Owner being named as an additional insured on all such policies.

11.       GENERAL AND MISCELLANEOUS

    11.1  Cooperation Generally. To the extent not already specifically expressly and explicitly addressed above in this Agreement, the Parties each agree to cooperate with and assist each other with respect to any and all requirements and obligations placed upon the Aina Le'a Property as a whole, and/or their respective properties, including without limitation by the LUC D&O, the Zoning  Ordinance and/or any other governmental  or private entitlements  relating  to the Aina Le'a Property and applicable law, and in regards to their respective properties, to be responsible at its own cost and expenses therefor. Such obligations and requirements are understood to include not only the matter specifically addressed in this Agreement but aiso all other matters arising with respect to the development and subsequent use of the Aina  Le'a Property as a whole, and/or the respective properties of the  Parties  including  ingress/egress access easements, road widening and tum lanes, ordinance removal and so on.

    Without limiting the generality of the preceding sentence of this paragraph 11.1, if and to the extent the LUC D&O, Zoning Ordinance or any other entitlement or applicable law requires a particular action or obligation to be taken with respect to a specific portion of the Aina Le'a Property, unless otherwise specifically addressed herein or by other agreement of the Parties, the Party ("Obligated Party") whose property  is benefited by such action or whose property is benefited by the entitlement which requires such action or obligation shall be responsible,  at its cost and expense, for taking such action or complying with such obligation and the other Party hereto may enforce such obligation where it may reasonably believe that it will be materially adversely affectd by a failure to act or noncompliance by the obligated Party.

    Notwithstanding the above, the Parties agree that where more than one Party is benefited by such action or obligation or by the entitlement which requires such action or obligation, such benefited Parties shall share in the responsibility for such action or obligation pro rata in accordance with the reasonable amount of benefit each is expected to receive, and if any Party shall fail to so act or comply, then the other Party enforce such obligation.

    Notwithstanding the above, Agricultural Land Owner shall not be under any obligation of cooperation hereunder if such cooperation would have a negative effect on Agricultural Land Owner financially or otherwise with respect to the expeditious and full development of the Agricultural Land excepting only such negative effects as arise directly from the performance by Agricultural Land Owner of its specific obligations hereunder.

    11.2   Representatives of the Parties.   The Parties agree that each shall at all  times appoint and maintain a designated representative (a "Representative") who shall have the power and authority to act for each such Party on all matters covered by this Agreement. The Representatives of the Parties shall  coordinate  efforts  of  the  Parties  hereunder  and  act  as principal liaison between the Parties to resolve any questions, and  to  expedite  decisions  and reports, shall maintain close and frequent communications  with  each  other, shall be experienced and qualified in the type of work or effort involved and shall be directly responsible for the prosecution of the work and effort under  this  Agreement.  Every effort will be made by the Parties to retain the same Representatives during the term of this Agreement in order to maintain continuity of effort and control. The initial Representative  of  each  Party  and  such Representative's   contact information  shall be  as follows:

Agricultural Land Owner's Representatives:

Bridge Aina Le'a, LLC
P11B 29, Box 10001
Saipan, MP 96950 US
Attn.: Jim Baldwin and Hoolae Paoa
Fax: (808) 926-9767
E-Mail:	jrbaldwin08@yahoo.com

Bridge Capital, LLC
Marina Heights II Building
Saipan, MP 96950
Attn.: John Baldwin or Richard Moreno
Fax No.: (670) 322-2323
E-Mail:	jkb@bcnrn.i.com
rm@bcnrn.i.com

Urban Land Owner's Representative:

DW Aina Le'a Development, LLC
3231 La Mancha
Henderson, NV 89014
Attn: Robert Wessels
Fax No.: (702) 454-0652
E-Mail:	rwess@aol.com

    11.3 Notes.  Any notices pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof or delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above.  Unless changed in accordance with the preceding sentence, the persons and addressees for notices given pursuant to this Agreement shall be each Party's Representative as well as the following:

If to Agricultural Land Owner:	Bridge Aina Le'a, LLC
P11B 29, Box 10001
Saipan, MP 96950 USA
Attn.: Jim Baldwin and Hoolae Paoa
Fax: (808) 926-9767
E-mail: jrbaldwin08@yahoo.com; hpaoa@aol.com

with a copy to:	Edward E. Case, Esq.
Bays Deaver Lung Rose & Holma
1099 Alakea Street
Alii Place, Suite 1600
Honolulu, Hawaii 96813
Telephone: (808) 523-9000 (Ext. 376)
Fax: (808) 533-4184
E-Mail: ecase@legalhawaii.com

and a copy to:	John Baldwin or Richard Moreno
Bridge Capital, LLC
Marina Heights II Building
Saipan, MP 96950
Fax No.: (670) 322-2323

and by email to:	John Baldwin at jkb@bccnmi.com
Richard Moreno at rm@bccnmi.com
Richard Pipes at rp@bccnmi.com

If to Urban Land Owner:	Aina Le' a, LLC
3231 La Mancha
Henderson, NV 89014
Attn: Robert Wessels
Fax No.: (702) 454-0652
E-Mail: rwess43@aol.com

with a copy to:	Eric T. Maehara, LLLC
2752 Kaaha Street, Unit 307
Honolulu, HI 96826
Fax No.: (808) 744-5012
E-Mail: emaehara@hawaii.rr.com

and a copy to:	Law Offices of Richard P. Bernstein
650 Howe Ave., Suite 730
Sacramento, CA 95825
Fax No.: (916) 921-7712
Attention: Richard Bernstein
E-mail: rbernstein@rpblegal.com

or, in each case, to such person  at such address as may hereunder have been  designated most recently.

    11.4 Entire Agreement.  Except for those portions of the PSA that specifically survive closing  by  their  terms,  this  Agreement  including  all Exhibits  constitute  the  entire  agreement between  the Parties  respecting  the matters  herein  set forth  and  shall be  of binding  force  and effect only when fully executed and shall supersede all prior agreements, oral or written, between the Parties respecting such matters.   No amendment or modification of this Agreement shall be valid unless executed in writing and signed by the Parties.  No waiver of any of the provisions of this  Agreement   shall  be  valid  unless  in  writing  and  signed  by  the  Party  against  whom enforcement is sought.

    11.5  Amendments. Any amendments hereto shall be in writing and signed by Agricultural Land Owner and Urban Land Owner.

    11.6  Construction; Headings. The use of any pronoun herein shall include any and all pronouns and the singular shall include the plural and vice versa, as the context may require. The headings and captions used herein are for convenience of reference only and are not to be used to construe, interpret, define, or limit the paragraphs to which they may pertain.

    11.7  No Party Deemed Drafter. No party shall be deemed the drafter of   this Agreement. If  this  Agreement  is  ever construed by  an  arbitrator(s)  or  a court  of  law,  such arbitrator(s) or court shall not construe this Agreement or any provision hereof against any Party as drafter.

    11.8  No Partnership. The Parties agree that nothing in this Agreement should be construed as creating any type of partnership or joint venture arrangement or principal and agent relationship between them.

    11.9  Time of the Essence.  The Parties agree that time is of the essence of this Agreement.

    11.10   Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Hawaii, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 4:00 p.m., Hawaii Standard Time.

    11.11 Waiver. Except as otherwise expressly and explicitly provided herein, the rights and remedies of the Parties under this Agreement are cumulative and not alternative.  Any waiver of the terms, conditions, or provisions of this Agreement or a Party's rights or remedies under this Agreement must be in writing to be effective and shall be limited to the instance for which such waiver was issued unless expressed otherwise in writing signed by the Party providing the waiver.  Failure, neglect, or delay by a Party to enforce the terms, conditions, or provisions of this Agreement or such Party's rights or remedies at any time, will not be construed as a waiver of such Party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such Party's right to take any subsequent action. No exercise or enforcement by any Party of that Party's rights or remedies under this Agreement will preclude the enforcement by such Party of any of its other rights or remedies that are available under this Agreement or by law.

    11.12  Binding Effect/References to the Parties. This Agreement and all of the terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of the Parties hereto and their respective executors, administrators, legal representatives, successors, and permitted assigns. All references to the Agricultural Land Owner or the Urban Land Owner shall include the Party named herein executing this Agreement and such Party's executors, administrators, legal representatives, successors, and permitted assigns.

    11.13       No Third Party Rights.  The provisions of this Agreement are solely for  the benefit of the Parties hereto and nothing herein shall be deemed or construed to create any rights whatsoever  in  any third  parties,  except  to  the  extent  that  the  same run  with  the  land and constitute covenants running with the land and equitable liens and servitudes.

    11.14  Agreement Runs with the Land/Recordation of Short Form/Assignment.  The Parties understand and agree that the intent of this Agreement is that it run with the land as a burden and benefit to each of the identified properties (the Agricultural Land, the Residential Property and the Retail Property).   Upon conveyance of the Residential Property or the Retail Property to Urban Land Owner pursuant to the PSA, the Parties shall cause a short form of this Agreement to be filed with the State of Hawaii, Bureau of Conveyances as affecting the property so conveyed and the Agricultural Land. No Party to this Agreement may sell, transfer, convey, assign or otherwise tum over all or any portion of the property owned by said Party to a third party, except with prior written agreement by such third-party to be bound by and assume the covenants and obligations as set forth herein, which assignment and   assumption must be approved by the other Party to this Agreement, such approval not to be unreasonably withheld, delayed or conditioned.

    11.15  Governing Law; Severability. This Agreement shall be governed by the laws of the State of Hawaii, and any provision of this Agreement which is unenforceable or is invalid or contrary to the law of the State of Hawaii shall be of no effect and in such case, all the remaining terms and provisions of this Agreement shall be fully effective according to the tenor of this Agreement, the same as though no such invalid portion had ever been included.

    11.16  Waiver of Jury Trial. The Parties each hereby waive any right to jury trial in the event of any action relating to this Agreement, or the transactions described here, or obligation contemplated hereunder.

    11.17  Counterparts. The delivery of a signed copy of this Agreement by facsimile or by email shall be as effective as the delivery of a signed original. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which said counterparts shall together constitute one and the same agreement, binding all of the Parties hereto, notwithstanding all of the Parties are not signatory to the original or the same counterparts.  For all purposes, including, without limitation, recordation, filing, and delivery of this instrument, duplicate unexecuted pages of the counterparts may be discarded and the remaining pages assembled as one document.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

By: ______________________
Name: John K Baldwin
Its: Manager

"Agricultural Land Owner"

AINA LE'A, LLC, a
Nevada limited liability company

By: ______________________
Name: ______________________
Its: ______________________

"Urban Land Owner"

69847-1

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the date first written above.

By: ______________________________
Name: ____________________________
Its: Manager

"Agricultural Land Owner"

AINA LE'A, LLC, a
Nevada limited liability company

By: Relco, Corp.
A Nevada Corp., Manager

Name: Robert Wessels
Its: President

"Urban Land Owner"

69847-1